EXHIBIT 21.1
SUBSIDIARIES OF THE COMPANY

Name of the Company	Jurisdiction of Organization

APP China Specialty Minerals Pte Ltd.	Singapore
ASMAS Agir Sanayi Malzemeleri Imal ve Tic. A.S.	Turkey
Barretts Minerals Inc.	Delaware
Centre International de Couchage CIC Inc.	Canada
Double A Specialty Minerals Co., Ltd.	Thailand
Gold Lun Chemicals (Zhenjiang).	China
Gold Sheng Chemicals (Zhenjiang) Co., Ltd.	China
Gold Zuan Chemicals (Suzhou) Co., Ltd.	China
Hi-Tech Specialty Minerals Company, Limited	Thailand
Minerals Technologies do Brasil Comercio é Industria de Minerais Ltda.	Brazil
Minerals Technologies Europe N.V.	Belgium
Minerals Technologies Holdings Inc.	Delaware
Minerals Technologies Holdings Ltd.	United Kingdom
Minerals Technologies India Private Limited Minerals Technologies Mexico Holdings, S. de R. L. de C.V.	India Mexico
Minerals Technologies South Africa (Pty) Ltd.	South Africa
Mintech Canada Inc.	Canada
Mintech Japan K.K.	Japan
Minteq Australia Pty Ltd.	Australia
Minteq B.V.	The Netherlands
Minteq Europe Limited.	Ireland
Minteq International GmbH	Germany
Minteq International Inc.	Delaware
Minteq International (Suzhou) Co., Ltd.	China
Minteq Italiana S.p.A.	Italy
Minteq Magnesite Limited	Ireland
Minteq Shapes and Services Inc.	Delaware
Minteq UK Limited.	United Kingdom
MTI Bermuda L.P.	Bermuda
MTI Holdings GmbH	Germany
MTI Holding Singapore Pte. Ltd.	Singapore
MTI Holdco I LLC	Delaware
MTI Holdco II LLC	Delaware
MTI Netherlands B.V.	Netherlands
MTI Ventures B.V.	Netherlands
Performance Minerals Netherlands C.V.	Netherlands
PT Sinar Mas Specialty Minerals	Indonesia
Rayagada Minerals & Chemicals Private Limited	India
SMI NewQuest India Private Limited SMI Poland Sp. z o.o.	India Poland
Specialty Minerals Bangladesh Limited	Bangladesh
Specialty Minerals Benelux	Belgium
Specialty Minerals do Brasil Participacoes Ltda.	Brazil
Specialty Minerals FMT K.K.	Japan
Specialty Minerals France s.p.a.s.	France
Specialty Minerals Inc.	Delaware
Specialty Minerals India Holding Inc.	Delaware
Specialty Minerals International Inc.	Delaware
Specialty Minerals Malaysia Sdn. Bhd.	Malaysia
Specialty Minerals (Michigan) Inc.	Michigan
Specialty Minerals Mississippi Inc.	Delaware
Specialty Minerals Nordic Oy Ab	Finland
Specialty Minerals (Portugal) Especialidades Minerais, S.A.	Portugal
Specialty Minerals S.A. de C.V.	Mexico
Specialty Minerals Servicios S. de R. L. de C.V.	Mexico
Specialty Minerals Slovakia, spol. sr.o.	Slovakia
Specialty Minerals South Africa (Pty) Limited	South Africa
Specialty Minerals (Thailand) Limited	Thailand
Specialty Minerals UK Limited	United Kingdom
Specialty Minerals (Changshu) Co., Ltd.	China
Specialty Minerals (Yanzhou) Co., Ltd.